UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 25, 2013

ServisFirst Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-53149	26-0734029
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

850 Shades Creek Parkway, Birmingham, Alabama	35209
(Address of principal executive offices)	(Zip Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07 – Submission of Matters to a Vote of Security Holders.

(a)	On April 25, 2013, ServisFirst Bancshares, Inc. (the “Company”) held its Annual Meeting of Stockholders.

(b)	Proxies for the Annual Meeting were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended; there was no solicitation in opposition to management’s nominees for directors as listed in the Proxy Statement and all such nominees for director listed in the Proxy Statement were elected. The final results of the voting for directors are set forth below:

Proposal 1

Election of Directors

Nominee	For	Withhold	Abstain
Stanley M. Brock	3,821,835	21,000	2,500
Thomas A. Broughton III	3,821,835	21,000	2,500
Joseph R. Cashio	3,821,835	21,000	2,500
James J. Filler	3,821,835	21,000	2,500
Michael D. Fuller	3,821,835	21,000	2,500
Hatton C.V. Smith	3,811,119	31,716	2,500

Described below are the other matters voted upon at the Annual meeting and the final number of affirmative votes, negative votes and abstentions.

Proposal 2

Ratification of KPMG, LLP as Independent Registered Public Accounting Firm

for the year ending December 31, 2013 - approved

For	Against	Abstain
3,812,335	21,000	12,000

Proposal 3

Advisory vote on executive compensation - approved

For	Against	Abstain
3,761,215	31,000	50,620

As of the record date of the Annual Meeting, 6,268,812 shares of common stock were issued and outstanding, with 3,845,335 shares of common stock represented by proxies at the Annual Meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVISFIRST BANCSHARES, INC.

	By:	/s/ Thomas A. Broughton III
Dated: April 30, 2013		Thomas A. Broughton III
Chief Executive Officer